Exhibit 10.58

RESTRUCTURING AGREEMENT

July 30, 2004

Reference is made to (i) that certain Security Agreement dated as of August 14, 2003 (the “Security Agreement”) among Artemis International Solutions Corporation, a Delaware corporation (the “Company”), Artemis International Solutions, Ltd., a wholly owned subsidiary of the Company (the “Guarantor Subsidiary”) and LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (“Laurus”) and (ii) any and all related Ancillary Agreements, as defined pursuant to the Security Agreement (“Ancillary Agreements”), including but not limited to that certain Secured Convertible Note of the Company dated August 14, 2003 issued to Laurus in the original principal amount of Five Million Dollars ($5,000,000) (the “Note”) and that certain Registration Rights Agreement dated August 14, 2003 (“Registration Rights Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Company, on the date hereof, has an outstanding debt under the Note in the aggregate amount of $1,500,0000.  The Company and Laurus desire to restructure the Security Agreement as embodied and encompassed further by the Ancillary Agreements, including but not limited to the Note and the Registration Rights Agreement, (“the Restructrured Agreement”); and

WHEREAS, both Laurus and the Company acknowledge, recognize and agree that as part of the Restructured Agreement, the Security Agreement, Note and the Registration Rights Agreement are to be amended, in part to help assure acceptance of the Company’s Registration Statement to be filed with the Securities and Exchange Commission as required by the Registrations Rights Agreement; and

WHEREAS, Laurus has agreed to waive its right to collect from the Company any and all additional liquidated damages, other than $75,000 which shall be added to the outstanding debt, that otherwise may have been applicable as a result of the Company not being able to file timely the Registration Statement on Form S-1 pursuant to Section 2 of the Registration Rights Agreement as originally required (“the Laurus Waiver”).

NOW THEREFORE, in consideration for the Laurus Waiver and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company agrees on the date hereof to:

(i)                                                             execute and deliver (in exchange and replacement, in substitution and not in satisfaction of the Note) each of the Secured Convertible Minimum Borrowing Note, and the Secured Revolving Note attached hereto as Exhibits A and B respectively, which such notes, among other things, reset the Fixed Conversion Price of the Note to, (i) $1.45 per share for a first conversion tranche of 190,000 shares of the Company’s Common Stock, (ii) $1.81 per share for a second conversion tranche of 190,000 shares of the Company’s Common Stock, and (iii) $2.57 per share for a third conversion tranche of 342,646 shares of the Company’s Common Stock (representing one hundred and five percent (105%) of the closing price of the Company’s Common Stock as of June 21, 2004). Simultaneously therewith, Laurus will deliver the Note to the Company, marked “Cancelled”; and

(ii)                                                          execute and deliver Amendment No. 1 to the Security Agreement and Amendment No. 1 to the Registration Rights Agreement, attached hereto as Exhibit C and D respectively.

In connection with a proposed additional amendment to the Security Agreement, requested by the Company on the date hereof, each of the Company and the Guarantor Subsidiary hereby agree: that all present and future obligations of the Company to Laurus with respect to the Restructured Agreement and in connection with the requested amendment will be guaranteed by the Guarantor Subsidiary, such guarantee to be secured by a grant to Laurus of security interests in the assets (all real and personal assets, but excluding intellectual property) of the Guarantor Subsidiary, such collateral to be set forth in such proposed amendment to include, but not be limited to:

(i)                    the Guarantor Subsidiary’s bank accounts;

(ii)                   material contracts that the Guarantor Subsidiary now has or at any time in the future may enter into; and

(iii)                  freehold property now owned or at any time hereafter acquired by the Guarantor Subsidiary .

No pledge of the Guarantor Subsidiary’s common stock will be required as collateral in connection with the execution and delivery of the amendment to the Security Agreement.

IN WITNESS WHEREOF, the parties hereto have agreed to the foregoing on this 30th day of July, 2004.

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION

By:
Name:
Title:

ARTEMIS INTERNATIONAL SOLUTIONS, LTD.

By:
Name:
Title:

Agreed and Accepted:

LAURUS MASTER FUND, LTD.

By:
Name: David Grin
Title: Director

EXHIBIT A, B, C, D